Exhibit 99.1
Smithfield Foods and Premium Standard Farms Agree to Merger
Premium Standard Farms Shareholders to Receive 0.678 Shares in
Smithfield Stock and $1.25 in Cash For Each Premium Standard Farms Share
PSF’s 38.8% Shareholder, ContiGroup Companies, Committed in Support of Transaction
$810 Million Transaction Expected to be Accretive to Smithfield’s Earnings Per Share
SMITHFIELD, Va., Sept 18, 2006 — Smithfield Foods, Inc. (NYSE: SFD) and Premium Standard Farms, Inc. (Nasdaq: PORK) today announced that their Boards of Directors have unanimously approved a definitive merger agreement under which Smithfield Foods (“Smithfield”) will acquire all of the outstanding shares of Premium Standard Farms (“PSF”) through a merger. Under the terms of the merger, each PSF share will be converted into the right to receive 0.678 Smithfield shares plus $1.25 in cash. The total combined value of stock and cash is $21.35, based on Smithfield’s average closing price on the New York Stock Exchange over the most recent 10-day trading period. The share exchange portion will be tax-free to PSF shareholders. The agreement has a total transaction value of approximately $810 million, including the assumption of PSF’s approximately $117 million of net debt.
Smithfield and PSF stated that ContiGroup Companies, Inc. (“ContiGroup”), which owns 38.8 percent of PSF’s stock, has signed a shareholder support agreement committing to vote its PSF shares in favor of the transaction. The transaction is expected to close in the first calendar quarter of 2007.
PSF has approximately 32.0 million shares outstanding. Smithfield will issue approximately 21.9 million shares in exchange for PSF shares. Smithfield stated that it expects the transaction to be accretive to its earnings per share following closing.
     In connection with this transaction:
—	All current PSF hog production contracts will be honored, giving PSF’s independent hog producers the certainty and security of contractual supply relationships; and

—	Smithfield will remain committed to purchasing significant numbers of hogs on the open market; and

—	PSF’s facilities will remain open and in operation at least at current production levels, continuing to serve their customers.
For the twelve months period ended at the June 24, 2006 close of PSF’s fiscal first quarter, PSF had net sales of $880 million and net income of $45.3 million.
“We are excited about the combination of PSF and Smithfield,” said C. Larry Pope, Smithfield’s President and Chief Executive Officer. “This is a business we know very well and it relates directly to our core competence. We have strong expertise in both live hog production and in fresh pork processing. Strategically, this is a very good long-term fit and near-term, this combination should generate benefits for both organizations and our customers,” Mr. Pope said.
John M. Meyer, PSF’s President and Chief Executive Officer, stated, “Our agreement to merge with Smithfield enables PSF’s shareholders to receive an immediate premium for their shares and continue to participate in the growth of Smithfield, a well-capitalized company with one of the best records of creating long-term shareholder returns of any company in any industry. As part of Smithfield, we will continue to execute our strategy and provide attractive opportunities for our employees, our customers, our hog producers, and the communities in which we live and work.”
Paul J. Fribourg, a Director of PSF and Chairman, President and Chief Executive Officer of ContiGroup, PSF’s major shareholder, stated, “We are very pleased to support the combination of PSF with Smithfield, and we look forward to continuing to participate in the growth of the combined company.”
The transaction will require customary regulatory approvals as well as the approval of PSF’s shareholders.
Centerview Partners, LLC is serving as financial advisor to Premium Standard Farms in connection with this transaction. Sidley Austin LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as counsel to Premium Standard Farms with respect to this transaction. Simpson Thacher & Bartlett LLP and McGuire Woods LLP are serving as counsel to Smithfield in connection with this transaction.
Investment Community Conference Call
Smithfield will conduct a brief conference call at 8:30 a.m. ET today to discuss its agreement. This call can be accessed at 800-762-4717 or via the Internet at http://www.smithfieldfoods.com.
About Smithfield, Inc.
Smithfield has delivered a 24 percent average annual compounded rate of return to investors since 1975. With sales of $11 billion, Smithfield is the leading processor and marketer of fresh pork and processed meats in the United States, as well as the largest producer of hogs. For more information, visit http://www.smithfieldfoods.com.
About Premium Standard Farms, Inc.
PSF is one of the largest vertically integrated providers of pork products in the United States, producing consistent, high quality pork products for the retail, wholesale, foodservice, export, and further processor markets. PSF is the nation’s second largest pork producer and sixth largest pork processor, with approximately 4,300 employees working at farms and processing facilities in Missouri, North Carolina, and Texas.
This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Smithfield Foods, Inc.’s and Premium Standard Farms, Inc.’s management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the risk that governmental approvals of the transaction will not be obtained on the proposed terms and schedule or at all or will only be obtained following the imposition of adverse conditions; the failure to obtain stockholder approval; the risks that Smithfield’s and PSF’s businesses will not be integrated successfully; the risk that Smithfield and PSF will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the availability and pricing of hogs, feed and other products necessary to our business; fluctuations in pricing of our products, the competitive environment and related market conditions; increased regulation and related litigation; possible effects on products of disease outbreaks; access to capital; and actions of domestic and foreign governments. Additional factors that could cause Smithfield’s and PSF’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Smithfield and the 2006 Annual Report on Form 10-K of PSF filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Neither Smithfield nor PSF undertakes any obligation to update any forward- looking statements to reflect circumstances or events that occur after the date on which such statements were made.
This communication is being made in respect of the proposed merger transaction involving Smithfield Foods, Inc., Premium Standard Farms, Inc. and KC2 Merger Sub, Inc. In connection with the proposed transaction, Smithfield will file with the SEC a registration statement on Form S-4 and PSF will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, investors are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The final proxy statement/prospectus will be mailed to PSF’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Smithfield and PSF, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia, Attention: Investor Relations (212) 758-2100, or to PSF, 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105 Attention: Investor Relations (816) 472-7676.
Smithfield, PSF and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Smithfield’s directors and executive officers is available in Smithfield’s proxy statement for its 2006 annual meeting of stockholders and Smithfield’s 2006 Annual

Report on Form 10-K, which were filed with the SEC on July 31, 2006 and June 30, 2006, respectively, and information regarding PSF’s directors and executive officers is available in PSF’s proxy statement for its 2006 annual meeting of stockholders and PSF’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 21, 2006 and May 31, 2006, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contacts:
For Smithfield: Investors: Jerry Hostetter Smithfield Foods, Inc. (212) 758-2100	For Premium Standard Farms: Steve Lightstone Premium Standard Farms, Inc. (816) 472-7675

Media: Adam Weiner or Scott Hynes Kekst and Company (212) 521-4800
SOURCE Smithfield Foods, Inc.